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           CERTIFICATE AUTHORIZING THE FILING OF COMPOSITE
                    CERTIFICATE OF INCORPORATION


     E-SYSTEMS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY.

     That the filing and recording of the Composite Certificate of Incorporation of E-SYSTEMS, INC., a true and correct copy of which is attached hereto, was duly authorized by the Company's
Board of Directors at a meeting duly called and held on November 24, 1987.

     IN WITNESS WHEREOF, said E-SYSTEMS, INC. has caused this certificate to be signed by JAMES W. CROWLEY, its Vice
President and attested by LUTHER B. TERRY, its Assistant
Secretary this 16th day of March, 1988.




                                   By:  James W. Crowley
                                        Vice President




ATTEST:

By: Luther B. Terry
    Assistant Secretary

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                            COMPOSITE
                   CERTIFICATE OF INCORPORATION
                               OF
                         E-SYSTEMS, INC.


     FIRST.  The name of the corporation is

                         E-SYSTEMS, INC.

     SECOND. The corporation's principal office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington 99, Delaware.

     THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH. This corporation is authorized to issue 50,185,000 shares of capital stock. Fifty million (50,000,000) of the authorized shares shall be Common Stock, One Dollar ($1.00) par value each; and One Hundred Eighty-five Thousand (185,000) of the authorized shares shall be preferred stock, Twenty Dollars ($20.00) par value each. Shares of preferred stock may be issued from time to time in one or more series to have such distinctive designation and title as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series shall have such preferences and relative, participating, optional or other special rights, with such qualifications, limitations, or restrictions of such preferences and/or rights as shall be stated in the resolution or resolutions providing for the issue of such series of preferred stock, as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof, in accordance with the laws of the State of Delaware. Each share of any series of preferred stock shall be identical with all other shares of such series, except as to the date from which accumulated preferred dividends, if any, shall be cumulative.

     FIFTH. Cumulative voting for the election of directors shall not be permitted.

     SIXTH. The minimum amount of capital with which the corporation will commence business is One Thousand Dollars
($1,000).

     SEVENTH. The names and places of residence of the incorporators are as follows:

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            Names                    Residences

       A. D. Atwell                 Wilmington, Delaware

       F. J. Obara, Jr.             Wilmington, Delaware

       A. D. Grier                  Wilmington, Delaware

     EIGHTH:  The corporation is to have perpetual existence.

     NINTH. The private property of the stockholders shall not be subject to the payment of the corporate debts or any extent whatever.

     TENTH. The following provisions are adopted for the management of the business and for the conduct of the affairs of the corporation, and for creating, defining, limiting and regulating the powers of the corporation, its directors, and stockholders:

             (a) The business of the corporation shall be managed by its Board of Directors and the Board of Directors shall have power to exercise all the powers of the corporation, including (but without limiting the generality hereof)the power to create mortgages upon the whole or any part of the property of the corporation, real or personal, without any action of or by the stockholders, except as otherwise provided by statute or by the By-Laws.

             (b)  The number of directors which shall
constitute the whole Board of Directors shall be such as is from time to time fixed in the manner provided in the By-Laws, but in no case shall the number be less than three (3).

             (c) (1) The directors (other than any directors which may be elected by the class vote of any series of the preferred stock of the corporation pursuant to the terms thereof, which directors shall be elected at the time and serve for the term specified in the resolutions providing for the issue of such series of preferred stock) shall be divided into three classes, each consisting of one-third of such directors as nearly as may be.

                  (2) At the annual meeting of stockholders in 1972, one class of such directors shall be elected for a one-year term, one class for a two-year term and one class for a three-year term. At each succeeding annual meeting of stockholders, successors to the class of directors whose term expires in that year shall be elected for a three-year term.
If the number of such directors is changed, any increase or decrease in such directors shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible, and any additional director to any class shall hold office for a term which shall coincide with the term of such class.

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                  (3)  A director shall hold office until the
annual meeting for the year in which his term expires or his successor is elected and qualified; subject however, to prior resignation, death or removal of any director, the term of his successor shall be the same term as that of the director who has so resigned, died or been removed. At each election the persons receiving the greatest number of votes shall be the directors.

             (d) The Board of Directors shall have power to make, alter or repeal By-Laws, subject to such restrictions upon the exercise of such power as may be imposed by the stockholders in any By-Laws adopted by them from time to time.

             (e) The Board of Directors shall have power in its discretion to fix, determine, and vary form time to time the amount to be retained as surplus, and the amount or amounts to be set apart out of any of the funds of the corporation available for dividends, as working capital, or a reserve or reserves for any proper purpose, and to abolish any such reserve in the manner in which it was created.

             (f) The Board of Directors shall have power in its discretion from time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the books and accounts of the corporation, or any of them, other than the stock ledger shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the corporation, except as conferred by law or authorized by resolution of the directors of the stockholders.

             (g) Upon any sale, exchange or other disposal of the property and/or assets of the corporation, payment therefore may be made either to the corporation or directly to the stockholders in proportion to their interests, upon the surrender of their respective stock certificates, or otherwise, as the Board of Directors may determine.

             (h) The Board of Directors shall have the power, by resolution adopted by the affirmative vote of a majority of the whole Board of Directors, to appoint one or more committees, including, but not limited to, an executive committee, each committee to consist of two or more of the directors of the corporation. Any such committee or committees, to the extent provided in the resolution or in the By-Laws or in the laws of the State of Delaware and subject thereto, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation.

             (i) A special meeting of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or by the President and shall be called by the President or Secretary at the

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request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.

             (j) Notice of each meeting of stockholders, whether annual or special, shall, at least ten days before the day on which the meeting is to be held, be given to each stockholder of record entitled to vote by delivering a written or printed notice thereof to him personally, or by mailing such notice in a postage paid envelope addressed to him at his address as it appears on the stock books of the corporation; provided, that no notice of any character of any meeting of stockholders need be given to any stockholder to whom the delivery, mailing or other giving of such notice would be unlawful (either absolutely or without official license or consent) pursuant to the provisions of any law of the United States or any rule, regulation, proclamation or executive order issued pursuant thereto. Except as otherwise required by statute, no publication of any notice of a meeting of stockholders shall be required. Every notice of a special meeting of stockholders, besides stating the time and place of the meeting, shall state briefly the purposes thereof.

             (k) (1) Except as otherwise provided in this certificate of incorporation, the affirmative vote of the holders of at least a majority of the outstanding capital stock of the corporation entitled to vote shall be required to authorize, adopt or approve any of the following:

                      A. The merger or consolidation of this
corporation with or into any other corporation or corporations organized under the laws of the State of Delaware or any other state or country in the manner now or hereafter permitted by law, except to the extent the vote of the stockholders is not required under Sections 251 (f), 252 (e) or 253 of the General Corporation Law of the State of Delaware or similar provisions of any succeeding legislation; or

                      B. The sale, exchange, lease, transfer or other disposition of all or substantially all the property or assets of this corporation including its good will in a manner now or hereafter permitted by law, and in connection therewith the winding up of its affairs and its dissolution.

                  (2) The affirmative vote of the holders of at least 80% of the outstanding capital stock of the corporation entitled to vote shall be required to authorize, adopt or approve any of the following:

                      A. The sale, exchange, lease, transfer or other disposition by the corporation of all or substantially all of its property or assets to a related corporation or an affiliate of a related corporation; or

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                      B. The consolidation of the corporation
or its merger with or into a related corporation or an affiliate of a related corporation; or

                      C. The merger into the corporation of a
related corporation or an affiliate of a related corporation;
or

                      D. Any issuance or delivery of capital
stock or other securities of the corporation in exchange or payment for any properties or assets of any related corporation or any affiliate of a related corporation in a transaction for which the approval of stockholders of the corporation is required by law or by any agreement between the corporation and any national securities exchange; or

                      E. An agreement, contract or other
arrangement with a related corporation providing for any of the transactions described in the foregoing clauses of this paragraph (2).

             For the purpose of this paragraph (k), a 'related corporation' in respect of a given transaction shall mean any corporation (other than the corporation) which, together with affiliated and associated persons, owns of record or beneficially, directly or indirectly, shares of the corporation representing more than 5% of the total voting power of outstanding capital stock entitled to vote upon such transaction as of the record date used to determine the stockholders of the corporation entitled to vote on such transaction; an 'affiliate' of a related corporation shall mean any individual, joint venture, trust, partnership or corporation which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the related corporation; and an 'associated person' of a related corporation shall mean any officer or director or any beneficial owner directly or indirectly of 10% or more of any class of equity security of such related corporation or any affiliate. The determination of the Board of Directors of the corporation, based on information known to the Board of Directors and made in good faith, shall be conclusive as to whether any corporation is a related corporation as defined in this paragraph (k).

                  (1) No action of the holders of the Common
Stock of the corporation may be taken by consent in lieu of a meeting.

     ELEVENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for

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this corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders, or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     TWELFTH. No contract or other transaction between the corporation and any other corporation, firm or invididual shall be affected or invalidated by the fact that any one or more of the directors or officers of this corporation is or are interested in or is a director or officer of such other corporation, or a member of such firm, and any director or officer, individually or jointly, may be a party to or may be interested in any contract, or transaction, of this corporation or in which this corporation is interested, and no contract, act or transaction of this corporation with any person or persons, firms for corporations, shall be affected or invalidated by the fact that any director or officer of this corporation is a party to or interested in such contract, act or transaction, or in any way connected with such person or persons, firms or corporations, and each and every person who may become a director or officer of this corporation is hereby relieved from any liability that might otherwise exist from contracting with the corporation for the benefit of himself or any firm or corporation in which he may be in anywise interested.

     THIRTEENTH. Meetings of stockholders may be held outside the State of Delaware, if the By-Laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws. Elections of directors need not be by ballot unless the By-Laws shall so provide.

     FOURTEENTH. To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect, no Director of the corporation shall be personally liable to the corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a


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Director of the corporation. No amendment to or repeal of this Article
Fourteenth shall apply to or have any effect on the liability or alleged liability of any Director of the corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment.

     FIFTEENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     We, the undersigned, being each of the incorporators hereinbefore named, for the purposed of forming a corporation pursuant to the General Corporation law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands and seals this 28th day of December, A.D. 1964.

                               A. D. ATWELL           (L.S.)
                               F. J. OBARA, JR        (L.S.)
                               A. D. GRIER            (L.S.)

STATE OF DELAWARE       )
                        )
COUNTY OF NEW CASTLE    )

BE IT REMEMBERED that on this 28th day of December, 1964, personally came before me, a Notary Public for the State of Delaware, A. D. Atwell,
F. J. Obara, Jr. and A. D. Grier, all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth.

GIVEN UNDER MY HAND AND SEAL of office the day and

                                             HOWARD K. WEBB
                                             NOTARY PUBLIC
                                             APPOINTED JUNE 27, 1964
                                             STATE OF DELAWARE
                                             TERM 2 YEARS

HOWARD K. WEBB
Notary Public